Exhibit 10.37
SECOND AMENDMENT TO LEASE AGREEMENT
THIS SECOND AMENDMENT TO LEASE AGREEMENT, dated as of March 10, 2016 (this “Amendment”), is made by and between WF-FB NLTX, LLC, a Delaware limited liability company (“Landlord”), and FARMER BROS. CO., a Delaware corporation (“Tenant”).
WHEREAS, Landlord and Tenant are the current parties to that certain Lease Agreement dated as of July 17, 2015, as amended by that certain First Amendment to Lease Agreement between Landlord and Tenant dated as of December 29, 2015 (as amended, supplemented or otherwise modified, the “Lease”). Capitalized terms used but not otherwise defined in this Amendment have the respective meanings assigned to such term as in the Lease.
WHEREAS, Section 2(b) of the Work Letter requires Tenant to obtain Landlord’s prior written consent before agreeing to any Material Modification of the Preliminary Budget. Tenant has requested an increase to the Preliminary Budget (the “Increase”) and Landlord has agreed, subject to the terms and conditions of this Amendment.

WHEREAS, on or before February 28, 2016 Tenant submitted, and Landlord approved, the Plans and Specifications, the Final Budget and the Estimated Completion Date pursuant to Section 2(a) of the Work Letter; however, Landlord has not yet approved the Construction Contracts.

WHEREAS, to memorialize the conditions of Landlord’s written consent to the Material Modification occasioned by the Increase, to memorialize the status and timing of submission and approval of the above-described construction-related items, and to make certain other clarifications to the Lease and Work Letter, Landlord and Tenant hereby desire to amend (i) Exhibit B of the Lease, (ii) Schedule 1-B of the Work Letter, (iii) Section 45 of the Lease, (iv) Section 2(a) of the Work Letter and (v) Section 1 of the Work Letter.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:
1.Amendment to Base Rent Schedule on Exhibit B of Lease. Exhibit B of the Lease is hereby amended to increase the $49,600,000.00 appearing in Subsection (i) to $56,600,000.00.
2.Amendment to Preliminary Budget on Schedule 1-B of Work Letter. Schedule 1-B of the Work Letter is hereby deleted and replaced with the revised Schedule 1-B attached hereto to this Amendment.
3.Increase in Option Purchase Price Percentage. In consideration of Landlord’s agreements in Sections 1 and 2 above, Section 45(b) of the Lease is hereby amended to increase the Option Purchase Price percentage from One Hundred Three Percent (103%) to One Hundred Three and Five Tenths of One Percent (103.5%).

4.Approvals of Construction-Related Items. Landlord and Tenant acknowledge that pursuant to Section 2(a) of the Work Letter, on or before February 28, 2016 Tenant submitted, and Landlord approved, (a) the Plans and Specifications, (b) the Final Budget (which is the same as the revised Preliminary Budget attached hereto as Schedule 1-B), and (c) the Estimated Completion Date (which is September 20, 2016). Since the Construction Contracts have not yet been approved, Section 2(a) of the Work Letter is hereby amended to provide that the date by which the Construction Contracts are to be submitted to and approved by Landlord is extended from February 28, 2016 to March 31, 2016.
5.Definitions of Construction Contracts and Contractor. The definition of “Construction Contracts” in Section 1(iii) of the Work Letter is hereby amended to change “Contractor” to “EMJ Corporation”. Clause (b) of the definition of “Contractor” in Section 1(vii) of the Work Letter is hereby amended to change “EMJ construction” to “EMJ Corporation”.
6.Payment of Costs of Additional Mechanical and Electrical Work. Tenant has advised Landlord that it intends to insert into the proposed Guaranteed Maximum Price Amendment to the Construction Contract the addition of certain production area mechanical and electrical distribution work in the amount of $2,106,140 (the “Additional M&E Work”), which Additional M&E Work was previously to have been performed by the Haskell Company but will now instead be performed by EMJ Corporation. The cost of such Additional M&E Work is not included in the Final Budget. Accordingly, for the avoidance of doubt, Tenant agrees that its obligation under Section 5 of the Work Letter to fully pay and perform its obligations under the Construction Contracts includes an obligation to pay for the Additional M&E work from sources other than disbursements by Landlord under Section 3 of the Work Letter.
7.No Other Amendment. Except as amended by the foregoing, the Lease remains in full force and effect. Nothing in this Amendment shall be construed as altering the definition of “Scheduled Completion Date” in Exhibit D to the Lease. This Amendment shall, upon its execution and delivery, constitute a part of the Lease.
8.Conditions. This Amendment shall not be effective until Landlord shall have received counterparts of this Amendment duly executed by Tenant.
9.Estoppel; Representations and Warranties. Landlord and Tenant make the following representations and warranties, which representations and warranties shall survive the execution and delivery hereof:
a.The Lease remains in full force and effect;
b.The Lease and this Amendment have been duly authorized, executed and delivered by Landlord and Tenant, constitute legal, valid and binding obligations of Landlord and Tenant, and do not violate any provisions of any agreement or judicial order to which Landlord or Tenant is a party or to which it is subject.
10.Governing Law. This Amendment shall be governed by, and construed in accordance with the same laws governing the Lease.

11.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by fax or electronic mail shall be effective as delivery of an original executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LANDLORD:

WF-FB NLTX, LLC,
a Delaware limited liability company

By:    /s/ John D. Altmeyer
Name:    John D. Altmeyer
Title:    Manager

TENANT:

FARMER BROS. CO.,
a Delaware corporation

By: /s/ Michael H. Keown
Name: MICHAEL H. KEOWN
Title: President & CEO

SCHEDULE 1-B

Preliminary Budget